As filed with the Securities and Exchange Commission on September 22, 1995.
                                                               File No. 33-00001
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                             _____________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             _____________________

                             MCDONALD'S CORPORATION
             (Exact name of registrant as specified in its charter)


                       DELAWARE                      36-2361282
             (State or other jurisdiction         (I.R.S. Employer
           of Incorporation or organization)     Identification No.)

                              ONE MCDONALD'S PLAZA
                           OAK BROOK, ILLINOIS 60521
                                 (708) 575-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 SHELBY YASTROW
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                             MCDONALD'S CORPORATION
                              ONE MCDONALD'S PLAZA
                           OAK BROOK, ILLINOIS 60521
                                 (708) 575-6178
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Post-Effective Amendment.

                             _____________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ Information contained herein is subject to completion or amendment. A        +
+ registration statement relating to these securities has been filed with the + + Securities and Exchange Commission. These securities may not be sold nor may +
+ offers to buy be accepted prior to the time the registration statement       +
+ becomes effective. This prospectus shall not constitute an offer to sell or + + the solicitation of an offer to buy nor shall there be any sale of these + + securities in any State in which such offer, solicitation or sale would be + + unlawful prior to registration or qualification under the securities laws of +
+ any such State.                                                              +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


Subject to Completion, Dated September 22, 1995
PROSPECTUS
McDONALD'S CORPORATION                                                  [LOGO]
11,500,000 Shares of Common Stock
(No Par Value)

MCDirect Shares

McDonald's Corporation ("McDonald's" or the "Company") hereby offers MCDirect Shares (the "Plan"), a stock purchase plan designed to promote long-term ownership among investors who are committed to investing a minimum amount and building their McDonald's share ownership over time. Under the Plan,

 . Persons who are not shareholders may enroll either by investing at least
  $1,000 or by authorizing automatic monthly withdrawals ("Automatic Investments") of at least $100.

 . Shareholders who hold at least 25 shares of McDonald's common stock, no par value ("Common Stock") in their name may enroll. Shareholders who hold less than 25 shares in their name may enroll either by investing at least $1,000 or by authorizing monthly Automatic Investments of at least $100.

 . McDonald's System members may also join the Plan and invest in Common Stock by authorizing payroll deduction contributions to the Plan of at least $40, if offered by their employers.

 . Cash dividends will automatically be reinvested in additional shares of Common
  Stock.

 . Once enrolled, participants may make additional investments of $100 or more.

 . Shareholders may deposit their Common Stock certificates with the Administrator for safekeeping, whether or not they participate in the Plan.

 . Participants may establish an Individual Retirement Account ("IRA") with the
  Administrator.

 . Participants will be required to pay certain fees in connection with the Plan.

First Chicago Trust Company of New York has been appointed Administrator for the Plan ("Administrator"). All Plan purchases will be made by the Administrator at 100% of the then current market price of the Common Stock, calculated as described herein, either in the open market or from the Company.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 00, 1995.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

TABLE OF CONTENTS

2  Available Information; Information Incorporated By Reference

3  McDonald's Corporation

3  MCDirect Shares

8  U.S. Federal Income Taxation

8  Use of Proceeds

8  Plan of Distribution

8  Legal Matters

8  Experts

8  Inquiries

AVAILABLE INFORMATION; INFORMATION INCORPORATED BY REFERENCE

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"), which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 W. Madison St., Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York and Chicago Stock Exchanges.

  The McDonald's Annual Report on Form 10-K for the latest fiscal year, all Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K filed by McDonald's pursuant to Section 13 or 15(d) of the Exchange Act since the end of such fiscal year, and the description of Common Stock which is contained in a Registration Statement on the Company's Form 8 Amendment to Registration Statement on Form 10, as filed with the Commission on April 23, 1991, including any amendment or report filed for the purpose of updating such description, have been filed with the Commission and are incorporated herein by reference.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

  McDonald's will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Investor Relations Service Center, McDonald's Corporation, Kroc Drive, Oak Brook, Illinois 60521, telephone: (708) 575-5760.

  A McDonald's franchisee provides food services exclusively to U.S. government personnel stationed at the U.S. naval station in Guantanamo Bay, Cuba. This statement is made pursuant to the disclosure requirements of Florida law and is accurate as of the date of the Prospectus. Investors may obtain current information by contacting the Florida Department of Banking and Finance, The Capitol, Tallahassee, Florida 32399-0350, telephone: (904) 488-9805.

--------------------------------------------------------------------------------

McDONALD'S CORPORATION

The Company's principal executive offices are located at One McDonald's Plaza, Oak Brook, IL 60521. McDonald's Corporation and its subsidiaries develop, operate, franchise and service a worldwide system of restaurants which prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by the Company and its subsidiaries or, under the terms of franchise agreements, by franchisees who are independent third parties, or by affiliates operating under joint venture agreements between the Company or its subsidiaries and local business people. Uniform standards for quality of product, cleanliness and efficiency, speed and service have been established. The McDonald's System includes more than 16,000 restaurants worldwide which are located in 83 countries.

MCDirect Shares
Purpose

MCDirect Shares is a stock purchase plan designed to promote long-term ownership among investors who are committed to investing a minimum amount and building their McDonald's share ownership over time.

Administration

First Chicago Trust Company of New York has been appointed to administer the Plan, purchase and hold shares of stock acquired under the Plan, maintain records, send statements of account to participants, and perform other duties related to the Plan.

Eligibility

Any person or entity is eligible to participate in the Plan provided that (i) such person or entity fulfills the requirements described below under "Enrollment Procedures" and (ii) in the case of foreign investors, participation is limited to shareholders and McDonald's System members whose participation would not violate applicable laws and regulations. McDonald's franchisees and suppliers, their employees and employee benefit plans, as well as employees of McDonald's, its subsidiaries and affiliates are collectively referred to herein as the "McDonald's System".

  Regulations in certain countries may limit or prohibit participation in this type of Plan. Therefore, persons residing outside the U.S. who wish to participate in the Plan should first determine whether they are subject to any governmental regulations prohibiting their participation.

Enrollment Procedures
Shareholders

Shareholders may join the Plan by returning a completed Enrollment Form to the Administrator. To enroll, shareholders must have at least 25 shares of Common Stock registered directly in their name, or alternatively, (i) make an investment of at least $1,000 or (ii) authorize Automatic Investments of at least $100 per month. See "Methods of Investment--Automatic Investment" on page 4.

Non-shareholders

Eligible investors may join the Plan by returning a completed Enrollment Form to the Administrator. To enroll, investors must make an initial investment of at least $1,000 or authorize Automatic Investments of at least $100 per month. See"Methods of Investment--Automatic Investment" on page 4.

McDonald's System Members

If offered by their employers, McDonald's System members may also join the Plan by returning a completed Enrollment Form to the Administrator and authorizing payroll deduction contributions to the Plan of at least $40 per investment. See "Methods of Investment--Payroll Deductions" on page 4.


--------------------------------------------------------------------------------

"Street Name" Holders

Owners of shares of McDonald's Common Stock held on their behalf by a bank, broker, or trustee may join the Plan by registering at least 25 shares of Common Stock directly in their name and by returning a completed Enrollment Form to the Administrator. See "Transfer of Shares from Street Name" on page 5.

IRAs

Individuals may establish an IRA under the Plan by returning a completed IRA Enrollment Form and making an initial investment to the IRA of at least $1,000 or by transferring assets having a fair market value of $1,000 on the enrollment date from an existing IRA account, and by completing an IRA Enrollment Form and an IRA Asset Transfer Form.

PARTICIPANTS WILL BE REQUIRED TO PAY CERTAIN FEES IN CONNECTION WITH THE PLAN, INCLUDING AN ENROLLMENT FEE, AN ANNUAL ACCOUNT FEE AND, IF APPLICABLE, AN ANNUAL ADMINISTRATION FEE FOR IRAS. SEE "SERVICE FEES" ON PAGE 6.

Methods of Investment

A participant's total annual investment cannot exceed $250,000 per calendar year and must be made in U.S. dollars. For the purpose of applying this limit, all investments during any calendar year (including initial and ongoing investments, but excluding dividend reinvestments and share deposits) are aggregated. No interest will be paid on amounts held by the Administrator pending investment.

Check Investment

Participants may make investments of at least $100 per investment in the Plan at any time by mailing a check or money order payable to "First Chicago Trust Company of New York" to the Administrator together with the detachable transaction form ("Transaction Form") from an account statement or transaction advice. Any individual or entity (including, but not limited to, McDonald's, its subsidiaries and affiliates) may make additional cash investments on behalf of any participant or eligible investor as a gift, award or as an incentive for future performance.

Automatic Investment

Participants may make automatic monthly investments through electronic withdrawals of at least $100 from a predesignated account with a U.S. financial institution. To initiate Automatic Investments, participants must complete and return the Automatic Investment section of the Enrollment Form. Automatic Investments will be initiated as promptly as practicable and, after initiated, funds will be drawn on either the 15th of each month or the last day of each month (whichever date the participant has designated), or if any date falls on a bank holiday, the next business day. Participants should allow 4 to 6 weeks for the first Automatic Investment to be initiated.

  Participants may change or terminate Automatic Investments by notifying the Administrator in writing at least six business days prior to the next Automatic Investment date in order to be effective by that date.

Payroll Deductions

If offered by their employers, McDonald's System members may authorize payroll deduction contributions to the Plan of at least $40 per investment. McDonald's System members should contact their Personnel Department or human resources representative to determine if payroll deductions are available to them and what the procedures are for initiating, changing and terminating payroll deductions.

Dividends

Dividends on all shares of Common Stock, including fractional shares, held in the Plan by participants will be automatically reinvested in additional shares of Common Stock, less applicable fees.

Participants will be required to pay certain fees in connection with the purchase of shares of Common Stock under the Plan. See "Service Fees" on page 6.


--------------------------------------------------------------------------------

Transfer of Shares from Street Name

Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to a Plan account by directing their agent to register these shares directly in their name and deliver a certificate to them.

Purchases of Common Stock

Plan shares will, at McDonald's discretion, be purchased by the Administrator either on the open market or directly from McDonald's. Shares purchased by the Administrator on the open market may be made on any stock exchange in the U.S. where the Common Stock is traded, in the over-the-counter market, or by negotiated transactions on such terms as the Administrator may reasonably determine at the time of purchase. Any shares purchased by the Administrator from McDonald's will be made in accordance with applicable requirements. Neither McDonald's nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

  Purchases will be made weekly, but may be made daily when practicable. If any such date is a day when the New York Stock Exchange is not open, purchases will be made the next day. The price to participants of shares purchased under the Plan will be 100% of the average price. In the case of purchases of Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased on that date. In the case of purchases from McDonald's, the average price is determined by averaging the high and low sales prices of Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

  Participants will be required to pay certain fees in connection with the purchase of shares of Common Stock under the Plan. See "Service Fees" on page 6.

Sales of Common Stock

Participants (or non-Plan participants who hold shares in safekeeping) may sell some or all of the whole shares held in their account by calling (000) 000-0000 and selecting the appropriate automated option or by completing and returning the appropriate section of a Transaction Form to the Administrator. The Administrator, at its discretion, will sell those shares, along with shares to be sold for other accounts, as promptly as practicable at 100% of the then current market price of the Common Stock and will send the participant a check or wire the sales proceeds, less applicable fees.

  Participants will be required to pay certain fees in connection with the sale of shares of Common Stock under the Plan. See "Service Fees" on page 6.

Withdrawal from the Plan

Participants may withdraw from the Plan by giving written notice to the Administrator or by completing and returning the appropriate section of the Transaction Form to the Administrator. Upon withdrawal, the Administrator will transfer all shares of Common Stock held in the participant's Plan account to a book-entry account maintained by the Administrator ("Book-Entry"), unless the participant requests that the Administrator either (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on 100% of the then current market price of the Common Stock, less applicable fees); or (ii) sell all shares in the Plan account as described under "Sales of Common Stock."

  Any certificates issued upon withdrawal will be issued in the name or names in which the account is maintained, unless otherwise instructed. If the certificate is to be issued in a name other than that on the participant's Plan account, the signature(s) on the instructions or stock power must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. No certificates will be issued for fractional shares.

--------------------------------------------------------------------------------

  All notices of withdrawal will be duly processed by the Administrator and any uninvested funds will be returned to the withdrawing participant as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the participant as soon as practicable following the payment date. Thereafter, dividends will be paid in cash unless and until the shareholder rejoins the Plan.

Safekeeping

Both participants and non-participants may deposit some or all of their certificates with the Administrator for safekeeping. Shares deposited will be credited to the individual's account as maintained by the Administrator. By using the Plan's safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Shareholders using this service who are not Plan participants will receive dividends in cash until they enroll in the Plan. Shares held in safekeeping may be sold or transferred as described in "Sales of Common Stock" on page 5 and "Gift/Transfer of Shares" on page 6.

  To deposit certificates in the Plan's safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. The certificates should not be endorsed and the assignment section should not be completed.

Gift/Transfer of Shares

Shareholders may transfer the ownership of some or all of their Plan shares or shares held in safekeeping by sending the Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program.

  Shares may be transferred to new or existing shareholders; however, a new Plan account will not be opened as a result of a transfer of less than 25 shares.

Service Fees
--------------------------------------------------------------------------------
Annual Plan Account Fee (charged in quarterly installments of $.75)       $ 3.00
--------------------------------------------------------------------------------
Enrollment Fee                                                            $ 5.00
--------------------------------------------------------------------------------
Investment Fees*
via check or wire                                                         $ 5.00
via Automatic Investment                                                  $ 1.00
via payroll deduction                                                     $  .50
--------------------------------------------------------------------------------
Sales Fee*                                                                $10.00
via wire*                                                                 $25.00
--------------------------------------------------------------------------------
Fee for Bounced Checks or Rejected Automatic Investments                  $20.00
--------------------------------------------------------------------------------
Annual IRA Fee                                                            $50.00
--------------------------------------------------------------------------------

*Plus a $.10 per share trading fee which is capped at $5.00 per trade.


The Administrator will deduct the applicable fees from proceeds due from a sale, funds received for investment or the payment of dividends. If not paid separately, the annual IRA fee will be deducted from the participant's initial investment. Thereafter, if not paid separately, the annual IRA fee will be deducted from the participant's Plan account by selling sufficient shares to cover the fee.

  Because of the structure of the service fees, the cost of participation in the Plan on a per share basis decreases as the number of shares held by a participant in the Plan increases. Accordingly, shareholders are urged to carefully consider the impact of the costs of participation in the Plan on investment returns.

Communication

The Administrator will establish and maintain a separate account under the Plan for each participant. Participants will receive transaction advices for account activity (except reinvested dividends) and quarterly statements listing all transactions in the participant's account for that quarter.


--------------------------------------------------------------------------------

Stock Splits; Stock Dividends; Other Distributions

In the event dividends are paid in Common Stock, or if Common Stock is distributed in connection with any stock split or similar transaction, each account shall be adjusted to reflect the receipt of the Common Stock so paid or distributed.

Rights of Participants

All Common Stock purchased and/or held pursuant to the Plan will be held by the Administrator, registered in a nominee name, as custodian. Participants will receive all reports distributed to McDonald's shareholders, as well as proxy materials, including a proxy covering all shares of Common Stock held in a participant's Plan account, relating to any annual or special meeting of McDonald's common shareholders. Plan shares will be voted as and to the extent specified thereon by a participant. If a participant fails to vote Plan shares prior to the fifth day before a shareholder meeting, the Administrator will vote them in accordance with the majority of Plan shares voted by participants.

Responsibility of the Administrator and McDonald's

Neither McDonald's nor the Administrator will be liable for any act done in good faith or for any good faith omission to act, including without limitation, the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or any act or omission to act with respect to the prices at which shares are purchased or sold for a participant's account or the times at which such purchases or sales are made.

  Each participant should recognize that neither McDonald's nor the Administrator can assure a profit or protect against a loss on shares purchased under the Plan. The establishment and maintenance of the Plan by McDonald's does not constitute an assurance with respect to either the value of Common Stock or whether the Company will continue to pay dividends on Common Stock or at what rate.

Modification or Termination of the Plan

McDonald's may modify or terminate the Plan at any time and, in such event, participants will be so notified. No modification or termination will affect previously executed transactions. The Administrator also reserves the right to change any administrative procedures of the Plan.

Interpretation of the Plan

McDonald's may in its absolute discretion interpret and regulate the Plan as deemed necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

Change of Eligibility; Termination

The Administrator will from time to time review the status of participants to determine whether they continue to be eligible to participate in the Plan. If the Administrator determines that a participant no longer qualifies in any of the categories listed above under "Eligibility," or if the Plan is terminated for any reason whatsoever, the Administrator will so notify the participant in writing. Not later than 30 days following such notice, the Administrator will transfer all shares of Common Stock in the participant's Plan account to Book-Entry, unless the participant requests that the Administrator (i) send the participant a certificate for the number of whole shares held in the Plan account and a check for the value of any fractional shares (based on the then current market price, less applicable fees); or (ii) sell all shares in the Plan account in the manner described above under "Sales of Common Stock." If a participant's account is inactive over a long period of time and consists of only a fractional share, the Administrator may close such account by notifying this participant in writing and sending a check for the value of the fractional share based on the last sale price for any whole shares sold.


--------------------------------------------------------------------------------

U.S. FEDERAL INCOME TAXATION

Cash dividends reinvested under the Plan will be taxable as having been received by a participant, even though the participant has not actually received them in cash. A participant will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the U.S. Internal Revenue Service ("Service") as dividend income.

  A participant will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. Participants will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.

  Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with Service regulations. Where applicable, this withholding tax is determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for investment in additional shares of Common Stock.

  The foregoing does not purport to be a comprehensive summary of all of the tax considerations that may be relevant to a participant in the Plan. In addition, special tax considerations may apply to certain participants, such as those participating through an IRA. Therefore, participants are urged to consult their tax advisors regarding the consequences of participation in the Plan.

USE OF PROCEEDS

McDonald's will receive proceeds from the purchase of Common Stock pursuant to the Plan only to the extent that such purchases are made directly from McDonald's, and not from open market purchases by the Administrator. Proceeds received by McDonald's from such purchases shall be used for general corporate purposes.

PLAN OF DISTRIBUTION

Common Stock offered pursuant to the Plan will be purchased in the open market or, at McDonald's option, directly from McDonald's. Participants will be required to pay certain fees in connection with the Plan. See "Services Fees" on page 6 for a complete description. All other costs related to the administration of the Plan will be paid by McDonald's.

LEGAL MATTERS

The legality of the Common Stock covered hereby has been passed upon for McDonald's by Shelby Yastrow, Esq., Senior Vice President, General Counsel and Secretary of McDonald's. Mr. Yastrow owns shares of Common Stock, both directly and as a participant in various employee benefit plans, and he is eligible to participate in the Plan.

EXPERTS

The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

INQUIRIES

Telephone inquiries regarding Plan accounts may be directed to the Administrator at 0-000-000-0000 (U.S. and Canada) or 0-000-000-0000 (call collect) (other countries). Written inquiries should be directed to McDonald's Shareholder Services, c/o First Chicago Trust Company of New York, P.O. Box 2591, Jersey City, New Jersey 07303-2591, and should include the transaction form, found at the bottom of each account statement, or a letter which includes the participant's account number and states a reference to the MCDirect Shares and a daytime telephone number.

--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     An itemized statement of the amount of all expenses incurred by the Company in connection with the issuance and distribution of the Common Stock registered hereunder. All of the amounts are estimated, except the Securities and Exchange Commission registration fee.

      Securities and Exchange Commission Registration Fee........ $25,750
      Printing Expenses..........................................  45,000
      Accounting Fees and Expenses...............................  10,000
      Legal Fees and Expenses....................................  10,000
      Blue Sky Fees and Expenses.................................   5,000
      Miscellaneous Expenses.....................................   3,000
                                                                  -------
            Total................................................ $98,750

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "GCL") provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the director or officer is found liable to the corporation (in which case a court may permit indemnity for such director or officer to the extent it deems proper).

     Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer to the fullest extent permitted under the GCL, provided that the person seeking indemnification has met the applicable standard of conduct set forth in the By-Laws. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate.

     The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

ITEM 16.  EXHIBITS.

  Exhibit No.                        Description of Document
  -----------                        -----------------------

      5.1 Opinion and Consent of Shelby Yastrow, Senior Vice President, General Counsel and Secretary of the Company

     12.1      Statement re:  Computation of Ratios*

     23.1      Consent of Ernst & Young LLP, independent auditors

     23.2 Consent of Shelby Yastrow, Senior Vice President, General Counsel and Secretary of the Company, included in Exhibit 5.1

     24        Power of Attorney**

     99.1      Form of MCDirect Shares Brochure

     99.2      Form of Introduction Letters
----------------
* Exhibit 12.1 above was previously filed as Exhibit 12 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and is incorporated herein by reference.
** Previously filed

ITEM 17.  UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
              1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, State of Illinois, on September 21, 1995.


                                       McDONALD'S CORPORATION


                                       By       /s/ JACK M. GREENBERG
                                          --------------------------------
                                                    Jack M. Greenberg
                                           Vice Chairman, Chief Financial
                                                Officer and Director

                             ---------------------

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated, on September 21, 1995.


          Signature                                  Title
          ---------                                  -----

                                 Director
-----------------------------
       Hall Adams, Jr.


 /s/ ROBERT M. BEAVERS, JR.*     Senior Vice President and Director
-----------------------------
     Robert M. Beavers, Jr.


                                 President and Chief Executive Officer--
-----------------------------      McDonald's International and Director
     James R. Cantalupo


     /s/ GORDON C. GRAY*         Director
-----------------------------
         Gordon C. Gray


    /s/ JACK M. GREENBERG        Vice Chairman, Chief Financial Officer and
-----------------------------      Director
        Jack M. Greenberg


                                 Director
-----------------------------
      Donald R. Keough


    /s/ DONALD G. LUBIN*         Director
-----------------------------
        Donald G. Lubin


                                 Director
-----------------------------
      Andrew J. McKenna

          Signature                                  Title
          ---------                                  -----


   /s/ MICHAEL R. QUINLAN*       Chairman, Chief Executive Officer and Director
-----------------------------
       Michael R. Quinlan


    /s/ EDWARD H. RENSI*         President and Chief Executive Officer--
-----------------------------      McDonald's U.S.A. and Director
        Edward H. Rensi


                                 Director
-----------------------------
        Terry Savage


                                 Senior Executive Vice President, Chief
-----------------------------      Marketing Officer and Director
       Paul D. Schrage


    /s/ BALLARD F. SMITH*        Director
-----------------------------
        Ballard F. Smith


                                 Director
-----------------------------
       Roger W. Stone


   /s/ ROBERT N. THURSTON*       Director
-----------------------------
       Robert N. Thurston


     /s/ FRED L. TURNER*         Senior Chairman and Director
-----------------------------
         Fred L. Turner


                                 Director
-----------------------------
    B. Blair Vedder, Jr.


    /s/ MICHAEL L. CONLEY        Senior Vice President and Controller
-----------------------------
        Michael L. Conley



*By: /s/ JACK M. GREENBERG
     ------------------------
     Jack M. Greenberg
     Attorney-in-Fact